UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

HARVARD ILLINOIS BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53935 (Commission File Number)	27-2238553 (I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard, Illinois 60033

 (Address of principal executive offices)

(815) 943-5261

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2013, Duffield J. Seyller III notified the Board of Directors of Harvard Illinois Bancorp, Inc. (the “Company”) and Harvard Savings Bank (the “Bank”) that he will retire as President and Chief Executive Officer of the Company and the Bank effective February 28, 2014. Mr. Seyller will continue to serve on the Board of Directors of the Company and the Bank.

Also on December 30, 2013, the Board of Directors of the Company and the Bank appointed Donn L. Claussen, 55, as President and Chief Executive Officer of the Company and the Bank, effective March 1, 2014. Mr. Claussen is currently the Executive Vice President and Chief Financial Officer of the Company and the Bank and oversees the accounting and investment areas. He has been employed with the Bank since 2007 and with the Company since its formation. Previously, Mr. Claussen was a partner with the accounting firm of Lindgren, Callihan, Van Osdol & Co., Ltd., Rockford, Illinois, specializing in financial institution matters.

In connection with Mr. Claussen’s appointment as President and Chief Executive Officer, on December 30, 2013, the Board of Directors of the Company and the Bank appointed David Dobson, 52, as Vice President and Chief Financial Officer of the Company and the Bank, effective March 1, 2014. Mr. Dobson is currently the Controller of the Bank. Mr. Dobson is a certified public accountant and a 2013 graduate of the Graduate School of Banking at the University of Wisconsin – Madison, and has been employed with the Bank since 2010. Previously, he held the position of manager at a regional accounting firm in northern Illinois, serving thrifts and small businesses, and later joined a real estate management and development company in Rockford as Vice President of Housing.

In addition, on December 30, 2013, the Board of Directors of the Company and the Bank appointed Richard J. Lipinsky, 50, as Executive Vice President, Treasurer and Secretary of the Company and the Bank, effective March 1, 2014. Mr. Lipinsky is currently the Secretary and Treasurer of the Company and the Bank. He oversees the operations and information technology areas. Mr. Lipinsky has been employed with Harvard Savings Bank since 1986.

Item 8.01	Other Events.

On December 30, 2013, the Board of Directors of the Company declared a special cash dividend of $0.20 per share of the Company’s common stock. The special dividend will be payable to stockholders of record as of January 15, 2014, and will be paid on or about January 30, 2014. A press release announcing the special cash dividend is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)          Financial Statements of businesses acquired. Not Applicable.

(b)          Pro forma financial information. Not Applicable.

(c)          Shell company transactions. None.

(d)          Exhibits.

99.1     Press release dated January 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.
DATE: January 2, 2014	By:	/s/ Duffield J. Seyller III
Duffield J. Seyller III
President and Chief Executive Officer
(Duly Authorized Representative)